Exhibit 99.1

Buyer:	AT&T
Contractual Agreement (snap-out):	20120928.017C
Purchase Order Number:	ATT4Q12YGPSPROJ
Delivery Address:	240 N. Meridian Street
Room 1697
Indianapolis, IN 46204
ATTN: April Stanbary
Invoicing Address:	240 N. Meridian Street
Room 1697
Indianapolis, IN 46204
ATTN: April Stanbary
Delivery due:	12/30/12 (unless otherwise negotiated)
Invoicing due:	12/30/12 (unless otherwise negotiated)

Order details:

Product:	PF-886 3G GPS Device Kit
Kit will include:	PF-886 3G GPS Device
Either 3-wire cabling or 2-wire cabling with wall charger (as noted below)
Magnetic Mount
Insertion and documentation of COU SIM (COU SIMs will be provided by AT&T for device insertions)

Cabling specifics for the above quantity of devices:
devices with 2-wire cabling plus wall charger
devices with 3-wire cabling and no wall charger

Total order is for kits plus application and specific reports for AT&T which will be discussed in late October or November 2012.